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                                BARRY R. BRONFIN
                                 77 Meadowgate
                             Wethersfield, CT 06109


                                                        May 19, 1996

Financing for Science International, Inc.
10 Waterside Drive
Farmington, CT 06032-3065

Ladies and Gentlemen:

        In order to induce Financing for Science International, Inc. (the "Company") to enter into the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), among the Company, FINOVA Capital Corporation ("Parent") and FINOVA Business Credit Corp. (the "Merger Sub"), and intending to be legally bound hereby, the undersigned agrees as follows:

        All terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement.

        1. Subsidy Payment. Whereas the obligations of Parent and Merger Sub to consummate the transactions contemplated by the Merger Agreement are subject to, among other things, the requirement that the Per Share Amount, as defined in
Section 4.2 of the Merger Agreement, shall not be less than $6.35 and whereas the undersigned desires to ensure that the Merger is consummated, the undersigned hereby agrees to pay to the Company at the Closing, to the extent that the Per Share Amount is less than $6.35, up to $250,000, as a subsidy payment to the Company (the "Subsidy Payment"), such that the Per Share Amount shall be no less than $6.35.

        2. Setoff. The undersigned further agrees that in the event that a payment is due by the undersigned to the Company pursuant to paragraph 1 above and that the undersigned has not paid the Subsidy Payment to the Company on or prior to such time as the Paying Agent is required to pay the Merger Price for the Certificates owned and surrendered by the undersigned, the undersigned hereby authorizes the Paying Agent, at the option of the Company, to deduct the full amount of the Subsidy Payment then owed by the undersigned to the Company and to turn such amount over to the Company.
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Financing for Science International, Inc.
May 19, 1996
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        3. Termination. In the event that either (a) the Merger Agreement is terminated for any reason whatsoever, or (b) the Closing does not take place on or before November 1, 1996, this Letter Agreement shall become null and void and shall be of no further force or effect.

        4. Miscellaneous.

           (a) The undersigned agrees to be bound by the determination of the Per Share Amount as calculated pursuant to Section 4.2 of the Merger Agreement. In the event that the Per Share Amount is disputed by the Company or Parent, no payment shall be due from the undersigned until such time that such dispute has been resolved in accordance with Section 4.2(c) of the Merger Agreement or otherwise agreed upon by Parent and the Company.

           (b) The undersigned agrees that neither the execution of this Letter Agreement nor the payment of any Subsidy Payment by or on behalf of the undersigned shall entitle the undersigned to any additional equity or debt securities of, or ownership or other interest in, the Company.

           (c) This Letter Agreement shall be governed and construed in accordance with the laws of the state of Connecticut and shall be binding on the successors and assigns, if any, of the undersigned and shall inure to the benefit of Parent and/or Merger Sub as successors to the Company and any other successors or assigns of the Company.

        In confirmation and evidence of the foregoing, the undersigned has executed this Letter Agreement on the date first set forth above.


                                        Very truly yours,


                                        /s/ BARRY R. BRONFIN
                                        ------------------------------------
                                        Barry R. Bronfin


Accepted:

FINANCING FOR SCIENCE INTERNATIONAL, INC.

By: /s/ GEOFFREY W. NELSON
    -----------------------------
    Geoffrey W. Nelson

Its: Assistant Secretary
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Date: May 19, 1996
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